As filed with the Securities and Exchange Commission on August 27, 2003

                                                        Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  BENIHANA INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                           65-0538630
(State or other jurisdiction                                (I.R.S. employer
of incorporation or organization)                            identification no.)

8685 Northwest 53rd Terrace
Miami, Florida                                                33166
(Address of principal executive offices)                     (Zip Code)

                    2000 Employees Class A Stock Option Plan

                        2003 Directors' Stock Option Plan

                  Stock Option Agreement dated February 9, 2001
                   between the Registrant and Norman S. Becker

                  Stock Option Agreement dated February 9, 2001
                       between the Registrant and Max Pine

                    Stock Option Agreement dated June 5, 2003 between the Registrant and Yoshihiro Sano

                    Stock Option Agreement dated June 5, 2003
                  between the Registrant and Robert B. Sturges
                            (Full title of the plans)

                                Joel A. Schwartz
                                  Benihana Inc.
                           8685 Northwest 53rd Terrace
                              Miami, Florida 33166
                     (Name and address of agent for service)

                                 (305) 593-0770
           Telephone number, including area code, of agent for service

                                    Copy to:
                           Herschel S. Weinstein, Esq.
                   Dornbush Mensch Mandelstam & Schaeffer, LLP
                                747 Third Avenue
                                 (212) 759-3300


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                                                    Proposed
                                                             Proposed               Maximum
  Title of Securities to be           Amount to be         Maximum Price            Aggregate               Amount of
        Registered                     Registered            Per Share*           Offering Price*        Registration Fee
--------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, par value      1,077,000 shares
$.10 per share                                                $11.765**            $12,670,905**               $1,025.07
--------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, par value          828,703
$.10 per share                            shares              $12.07***            $10,002,445***               $809.20
--------------------------------------------------------------------------------------------------------------------------

TOTAL                                1,905,703 shares
                                                                                    $22,673,350                $1,834.27
--------------------------------------------------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee.

** Relates to shares issuable upon exercise of options that may be granted under the Company's 2000 Employees Class A Stock Option Plan and 2003 Directors' Stock Option Plan (collectively, the "Plans") for which the offering price is not known. As to such shares, the offering price is calculated in accordance with Rules 457(c) under the Securities Act of 1933 based upon the average of the high and low sale price of the Class A Common Stock of Benihana Inc. as reported on the NASDAQ National Market System on August 25, 2003.

*** Relates to shares that are subject to non-plan option agreements as well as options granted under the Plans for which the option price is known. As to such shares, the price is calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933 based upon the weighted average of the exercise prices of such options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference

           The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

                     (a) The Annual Report of Benihana Inc. (the "Company") for the fiscal year ended March 30, 2003 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

                     (b) All other reports of the Company filed pursuant to
           Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended March 30, 2003.

                     (c) The Registration Statement of Benihana National Corp., a predecessor of the Company on Form 8-A registering the Class A Stock under Section 12 of the Securities Exchange Act of 1934, which contains a description of the Company's Class A Common Stock, par value $.10 (the "Class A Stock").

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.              Description of Securities

           Not Applicable.

Item 5.              Interests of Named Experts and Counsel.

           Darwin C. Dornbush, a partner in Dornbush Mensch Mandelstam & Schaeffer, LLP, counsel to the Company, is a director of the Company and owns, beneficially and of record, 1,150 shares of Class A Stock, options to purchase 10,500 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") and options to purchase 56,075 shares of Class A Stock. Mr. Dornbush is also a trustee of a trust which is the record owner of all of the issued and outstanding stock of Benihana of Tokyo, Inc., a New York corporation ("BOT") which owns beneficially and of record, 1,535,668 shares of Common Stock and 229,825 shares of the Class A Stock and may therefore be deemed a beneficial owner of such shares..

Item 6.              Indemnification of Directors and Officers

           Under Section 145 of the Delaware General Corporation Law, subject to various exceptions and limitations, the Company may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful, except, in the case of an action by or in the right of the Company to procure a judgment in its favor, as to any matter in which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty. The Company is required to indemnify its directors and officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceedings, or in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by them in connection therewith. In addition, Delaware law permits a corporation to limit or eliminate the liability of a director to the corporation and its shareholders for negligent breaches of such directors' fiduciary duties in certain circumstances. The foregoing, statement is qualified in its entirety by the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law.

           The Company's Certificate of Incorporation and By-Laws contain provisions with respect to the indemnification of directors and officers which provide for indemnification to the full extent provided by Delaware law as described above and which eliminate the liability of directors for negligent breaches of their fiduciary duties to the Company in certain circumstances to the full extent permitted by the Delaware General Corporation Law.

           The Company carries an directors' and officers' liability insurance policy which provides for payment of expenses of the Company's directors and officers in connection with certain threatened, or completed, actions, suits and proceedings against them in their capacities as directors and officers, in accordance with the Company's By-Laws and the General Corporation Law of Delaware.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

Item 7.              Exemption from Registration Claimed.

           Not Applicable.

Item 8.              Exhibits.

Exhibit
Number                                        Exhibit
-------                                       -------
4.01 Relevant portion of the Company's Certificate of Incorporation defining the rights of the holders of the Company's Class A Common Stock. (Incorporated herein by reference to Exhibit 3.01 to the Registration Statement on Form S-4 of the Company's predecessor, Benihana National Corp., Registration No. 33-88295, made effective March 23, 1995.

4.02 The Company's 2000 Employees Stock Option Plan (Incorporated herein by reference to Exhibit A to the Company's Proxy Statement for its Annual Meeting held on August 3, 2000).

4.03 The Company's 2003 Directors' Stock Option Plan (Incorporated herein by reference to Exhibit A to the Company's Proxy Statement for its Annual Meeting held on August 21, 2003).

4.04 Stock Option Agreement dated February 9, 2001 between the Registrant and Norman S. Becker.

4.05 Stock Option Agreement dated February 9, 2001 between the Registrant and Max Pine.

4.06 Stock Option Agreement dated June 5, 2003 between the Registrant and Yoshihiro Sano.

4.07 Stock Option Agreement dated June 5, 2003 between the Registrant and Robert B. Sturges.

5.01       Opinion of Dornbush Mensch Mandelstam & Schaeffer, LLP.

23.01      Consent of Dornbush Mensch Mandelstam & Schaeffer, LLP (included in
           Exhibit 5.01).

23.02      Consent of Deloitte & Touche LLP.

24.01      Power of Attorney (included in signature page).

Item 9.              Undertakings.

                     (a) The undersigned Company hereby undertakes:

                               (1) To file, during any period in which offers or
                     sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                               (2) That, for the purpose of determining any
                     liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               (3) To remove from registration by means of a
                     post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida, on the 27th day of August, 2003.


                                           BENIHANA INC.



                                           By: /s/ Joel A. Schwartz
                                              --------------------------------
                                                   Joel A. Schwartz, President


                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel A. Schwartz and Darwin C. Dornbush, and each of them, him true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                           TITLE                        DATE
    ---------                           -----                        ----
Principal Executive Officer:


                               President, Chief
/s/ Joel A. Schwartz           Executive Officer
---------------------------    and Director
    Joel A. Schwartz                                            August 28, 2003

Principal Financial And Accounting Officer:



/s/ Michael R. Burris
---------------------------     Senior Vice President-
    Michael R. Burris           Finance and Treasurer           August 28, 2003

Directors:


                                Executive Vice
/s/ Taka Yoshimoto              President-Operations
---------------------------     and Director                    August 28, 2003
    Taka Yoshimoto




/s/ Kevin Y. Aoki               Vice President-
---------------------------     Marketing and Director
    Kevin Y. Aoki                                               August 28, 2003




/s/ John E. Abdo
--------------------------
    John E. Abdo                Director                        August 28, 2003




/s/ Norman Becker
-------------------------
    Norman Becker               Director                        August 28, 2003




/s/ Darwin C. Dornbush
-------------------------
    Darwin C. Dornbush          Secretary and Director          August 28, 2003




/s/ Max Pine
-------------------------
    Max Pine                     Director                       August 28, 2003

/s/ Yoshihiro Sano
-------------------------
    Yoshihiro Sano               Director                       August 28, 2003




/s/ Robert B. Sturges
-------------------------
    Robert B. Sturges            Director                       August 28, 2003

                                                                   EXHIBIT 4.05

                                  BENIHANA INC.

          INDIVIDUAL STOCK OPTION AGREEMENT FOR NON-ISO OPTIONS GRANTED





                     STOCK OPTION AGREEMENT, made and entered into as of the 9th day of February, 2001 (the "Date of Grant"), by and between BENIHANA INC., a Delaware corporation (the "Company"), and MAX PINE, a director of the Company (the "Option Holder").

                     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                               1.         OPTION GRANT.  Pursuant to the terms
                                          ------------
and conditions of this Agreement, the Company hereby grants to the Option Holder an Option (the "Option") to purchase 5,000 shares (subject to adjustment as provided in Paragraph 11 of this Agreement) of the Company's Class A Common Stock, par value $.10 a share (the "Class A Stock").

                               2.         OPTION  PRICE.  The Option  exercise
                                          -------------
price of the shares of Class A Stock covered by the Option shall be $9.00 per share.

                               3.         TIME OF  EXERCISE.  The Option shall
                                          -----------------
become exercisable with respect to 1,666 shares of Class A Stock on the date hereof, with respect to an additional 1,667 shares of Class A Stock commencing one year from the date hereof; and with respect to the remaining 1,667 shares of Class A Stock commencing two years from the date hereof. The Option may be exercised from time to time and at any time or times prior to its expiration with respect to all, or any whole number, of the shares of stock for which it shall have become exercisable, subject however, to the provisions of Paragraphs 9 and 10 of this Agreement as to earlier expiration of the Option by reason of the Option Holder's death or termination of his services as a director. No omission to exercise the Option with respect to any shares shall result in lapse of the Option with respect thereto until the Option has expired as provided in this Agreement.

                               4.         EXPIRATION OF OPTION.  Subject to the
                                          --------------------
provisions of Paragraphs 9 and 10 of this Agreement, the Option shall expire at 5:00 P.M. (New York City time) ten (10) years from the date hereof.

                                5.        MANNER OF EXERCISING OPTION.  The
                                          ---------------------------
Option is exercisable only by written notice to the Company substantially in the form of that attached to this Agreement as Exhibit A. Such notice shall be accompanied by a certified or cashiers check, or postal or express money order payable to the Company in payment of the full Option price for the number of Shares as to which the Option is being exercised; provided, however, that in lieu of payment in full in cash, the Option Holder may, with the approval of the Company's Board of Directors (the "Board"), pay the Option price (or balance thereof) by tendering to the Company shares of the Company's Class A Stock owned by him and having a fair market value (as determined by the Board in its absolute discretion) equal to the cash Option price (or balance thereof) for the number of Shares as to which the Option is being exercised.

                               6.        RIGHTS AS STOCKHOLDER.  The Option
                                         ---------------------
Holder shall have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to him for such shares. No adjustments shall be made for dividends or other rights for which the record date is prior to the date of issuance of such certificate or certificates.

                               7.        PURCHASE FOR INVESTMENT.  The Option
                                         -----------------------
Holder represent that he is accepting the Option for his own account for investment and with no intention of distributing or selling the shares covered by the Option. The Option Holder agrees that, at such time or times as he exercises the Option and as a condition of its exercise, if so requested by the Board or Committee, he shall deliver to the Company a written representation (in form acceptable to the Board or Committee) that the shares as to which the Option Holder is exercising the Option are being purchased for investment and not with a view to their distribution, together with such other or additional representations and agreements and information as the Board or Committee deems necessary or desirable to assure compliance by the Company, on terms acceptable to it, with the provisions of the Securities Act of 1933 and any other applicable legal requirements, and the Option Holder also agrees that the certificates representing the shares covered by the Option shall each bear a legend in substantially the following form:

                     "The Shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be pledged or hypothecated and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the shares or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend."

                               8.        NON-ASSIGNABILITY.  During the lifetime
                                         -----------------
of the Option Holder, the Option may be exercised only by him, and the Option evidenced by this Agreement is not assignable or transferable except by will or by the laws of descent and distribution.

                               9.        TERMINATION OF EMPLOYMENT.  No option
                                         -------------------------
shall be exercisable after the date which is three months after the date upon which the Option Holder ceases to serve as a director of the Company for any reason including death, disability or resignation, except that in the even such termination results from the death of the Option Holder, an Option may be exercised at any time within three months after the appointment and qualification of the Option Holder's legal representative, but in each case prior to the expiration of the form of the Option, with respect to any or all shares for which the Option Holder could have exercised prior to the date of termination. Nothing in this Agreement, or the Option, shall confer on the Option Holder any right to continue in the employ of or perform services for the Company or any subsidiary, or interfere in any way with the right of the Company or any subsidiary to terminate his services at any time.

                               10.       DEATH OF OPTION HOLDER.  In the event
                                         ----------------------
of the death of the Option Holder while a director of the Company, the Option may be exercised, to the extent of the number of shares to which the deceased Option Holder could have exercised it on the date of his death, by the deceased's estate, a personal representative or a beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder.

                               11.       CAPITAL ADJUSTMENTS.  The number of
                                         -------------------
shares of Class A Stock covered by the Option, and the Option price thereof, shall be subject to such adjustment as the Board may deem appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, liquidation, or the like, of or by the Company. In the event the Company is merged or consolidated with another corporation (but subject to any required action by stockholders), the Option shall pertain to the securities to which a holder of the number of shares of Class A Stock subject to the Option would have been entitled pursuant to such merger or consolidation.

                               12.       RESTRICTION OF EXERCISE.  If at any
                                         -----------------------
time the Board or the Committee determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of such shares hereunder, the Option mat not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee, and any delay caused thereby shall in no way affect the date of expiration of the Option. The Option Holder shall have no rights against the Company if the Option is not exercisable or its exercise is delayed by virtue of the foregoing sentence.

                               13.       WITHHOLDING TAXES.  The Company shall
                                         -----------------
have the right to require the Option Holder to remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any certificate or certificates for shares purchased by the Option Holder upon exercise of the Option.

                               14.       AMENDMENTS.  This Agreement shall be
                                         ----------
subject to any duly authorized amendments applicable to options issued under the Company's Directors' Stock Option Plan (the "Plan"), to the extent and as provided in Section 13 of the Plan.

                               15.       NOTICES.  Notices under this Agreement
                                         -------
shall be in writing and, if to the Company, shall be delivered personally to the Secretary or any Assistant Secretary of the Company or mailed to the then principal office of the Company, addressed to the attention of the Secretary and, if to the Option Holder, shall be delivered personally or mailed to the Option Holder at his address as the same shall appear on the records of the Company.

                               16.       INTERPRETATION.  All decisions and
                                         --------------
interpretations made by the Board with regard to any question arising under this Agreement or the Plan shall be binding and conclusive on the Company and the Option Holder.

                               17.       SUCCESSORS AND ASSIGNS.  This Agreement
                                         ----------------------
shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company and, to the extent provided in Paragraphs 8 and 10 of this Agreement, the estate, personal representatives and beneficiaries of the Option Holder.

                               18.       TAX CONSEQUENCES.  The Option Holder
                                         ----------------
shall consult his own tax advisers regarding the tax consequences to him of any particular exercise of the Option or sale of Option shares.

                               19.       ENTIRE AGREEMENT.  Although this Option
                                         ----------------
is not granted under the Plan, the provisions of the Plan, except for Sections 2, 4 and 12 thereof, are incorporated herein by reference and are a part of this Agreement. The Plan and this Agreement constitute the entire agreement between the parties relating to the grant of the Options contemplated hereby and supersedes all prior and contemporaneous agreements, both written and oral, with respect to the subject matter hereof. In the event of conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling.

                               IN WITNESS WHEREOF, the Company has caused this
Agreement to be signed by its duly authorized officer and the Option Holder has duly signed this Agreement as of the day and year first above-written.



                                          BENIHANA INC.



                                          By: /s/ Joel A. Schwartz
                                             ----------------------------------
                                          Name:   Joel A. Schwartz
                                          Title:  President



                                              /s/ Max Pine
                                             ----------------------------------
                                                  Max Pine, Option Holder

                                                                   EXHIBIT 4.04

                                  BENIHANA INC.

          INDIVIDUAL STOCK OPTION AGREEMENT FOR NON-ISO OPTIONS GRANTED





                     STOCK OPTION AGREEMENT, made and entered into as of the 9th day of February, 2001 (the "Date of Grant"), by and between BENIHANA INC., a Delaware corporation (the "Company"), and NORMAN BECKER, a director of the Company (the "Option Holder").

                     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                               1.        OPTION GRANT.  Pursuant to the terms
                                         ------------
and conditions of this Agreement, the Company hereby grants to the Option Holder an Option (the "Option") to purchase 5,000 shares (subject to adjustment as provided in Paragraph 11 of this Agreement) of the Company's Class A Common Stock, par value $.10 a share (the "Class A Stock").

                               2.         OPTION  PRICE.  The Option exercise
                                          -------------
price of the shares of Class A Stock covered by the Option shall be $9.00 per share.

                               3.         TIME OF  EXERCISE.  The Option shall
                                          -----------------
become exercisable with respect to 1,666 shares of Class A Stock on the date hereof, with respect to an additional 1,667 shares of Class A Stock commencing one year from the date hereof; and with respect to the remaining 1,667 shares of Class A Stock commencing two years from the date hereof. The Option may be exercised from time to time and at any time or times prior to its expiration with respect to all, or any whole number, of the shares of stock for which it shall have become exercisable, subject however, to the provisions of Paragraphs 9 and 10 of this Agreement as to earlier expiration of the Option by reason of the Option Holder's death or termination of his services as a director. No omission to exercise the Option with respect to any shares shall result in lapse of the Option with respect thereto until the Option has expired as provided in this Agreement.

                               4.         EXPIRATION OF OPTION.  Subject to the
                                          --------------------
provisions of Paragraphs 9 and 10 of this Agreement, the Option shall expire at 5:00 P.M. (New York City time) ten (10) years from the date hereof.

                               5.         MANNER OF EXERCISING OPTION.  The
                                          ---------------------------
Option is exercisable only by written notice to the Company substantially in the form of that attached to this Agreement as Exhibit A. Such notice shall be accompanied by a certified or cashiers check, or postal or express money order payable to the Company in payment of the full Option price for the number of Shares as to which the Option is being exercised; provided, however, that in lieu of payment in full in cash, the Option Holder may, with the approval of the Company's Board of Directors (the "Board"), pay the Option price (or balance thereof) by tendering to the Company shares of the Company's Class A Stock owned by him and having a fair market value (as determined by the Board in its absolute discretion) equal to the cash Option price (or balance thereof) for the number of Shares as to which the Option is being exercised.

                               6.         RIGHTS AS STOCKHOLDER.  The Option
                                          ---------------------
Holder shall have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to him for such shares. No adjustments shall be made for dividends or other rights for which the record date is prior to the date of issuance of such certificate or certificates.

                               7.         PURCHASE FOR INVESTMENT.  The Option
                                          -----------------------
Holder represent that he is accepting the Option for his own account for investment and with no intention of distributing or selling the shares covered by the Option. The Option Holder agrees that, at such time or times as he exercises the Option and as a condition of its exercise, if so requested by the Board or Committee, he shall deliver to the Company a written representation (in form acceptable to the Board or Committee) that the shares as to which the Option Holder is exercising the Option are being purchased for investment and not with a view to their distribution, together with such other or additional representations and agreements and information as the Board or Committee deems necessary or desirable to assure compliance by the Company, on terms acceptable to it, with the provisions of the Securities Act of 1933 and any other applicable legal requirements, and the Option Holder also agrees that the certificates representing the shares covered by the Option shall each bear a legend in substantially the following form:

                     "The Shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be pledged or hypothecated and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the shares or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend."

                               8.         NON-ASSIGNABILITY.  During the
                                          -----------------
lifetime of the Option Holder, the Option may be exercised only by him, and the Option evidenced by this Agreement is not assignable or transferable except by will or by the laws of descent and distribution.

                               9.         TERMINATION OF EMPLOYMENT.  No option
                                          -------------------------
shall be exercisable after the date which is three months after the date upon which the Option Holder ceases to serve as a director of the Company for any reason including death, disability or resignation, except that in the even such termination results from the death of the Option Holder, an Option may be exercised at any time within three months after the appointment and qualification of the Option Holder's legal representative, but in each case prior to the expiration of the form of the Option, with respect to any or all shares for which the Option Holder could have exercised prior to the date of termination. Nothing in this Agreement, or the Option, shall confer on the Option Holder any right to continue in the employ of or perform services for the Company or any subsidiary, or interfere in any way with the right of the Company or any subsidiary to terminate his services at any time.

                               10.        DEATH OF OPTION HOLDER.  In the event
                                          ----------------------
of the death of the Option Holder while a director of the Company, the Option may be exercised, to the extent of the number of shares to which the deceased Option Holder could have exercised it on the date of his death, by the deceased's estate, a personal representative or a beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder.

                               11.        CAPITAL ADJUSTMENTS.  The number of
                                          -------------------
shares of Class A Stock covered by the Option, and the Option price thereof, shall be subject to such adjustment as the Board may deem appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, liquidation, or the like, of or by the Company. In the event the Company is merged or consolidated with another corporation (but subject to any required action by stockholders), the Option shall pertain to the securities to which a holder of the number of shares of Class A Stock subject to the Option would have been entitled pursuant to such merger or consolidation.

                               12.        RESTRICTION OF EXERCISE.  If at any
                                          -----------------------
time the Board or the Committee determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of such shares hereunder, the Option mat not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee, and any delay caused thereby shall in no way affect the date of expiration of the Option. The Option Holder shall have no rights against the Company if the Option is not exercisable or its exercise is delayed by virtue of the foregoing sentence.

                               13.        WITHHOLDING TAXES.  The Company shall
                                          -----------------
have the right to require the Option Holder to remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any certificate or certificates for shares purchased by the Option Holder upon exercise of the Option.

                               14.        AMENDMENTS.  This Agreement shall be
                                          ----------
subject to any duly authorized amendments applicable to options issued under the Company's Directors' Stock Option Plan (the "Plan"), to the extent and as provided in Section 13 of the Plan.

                               15.        NOTICES.  Notices under this Agreement
                                          -------
shall be in writing and, if to the Company, shall be delivered personally to the Secretary or any Assistant Secretary of the Company or mailed to the then principal office of the Company, addressed to the attention of the Secretary and, if to the Option Holder, shall be delivered personally or mailed to the Option Holder at his address as the same shall appear on the records of the Company.

                               16.        INTERPRETATION.  All decisions and
                                          --------------
interpretations made by the Board with regard to any question arising under this Agreement or the Plan shall be binding and conclusive on the Company and the Option Holder.

                               17.        SUCCESSORS AND ASSIGNS.  This
                                          ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company and, to the extent provided in Paragraphs 8 and 10 of this Agreement, the estate, personal representatives and beneficiaries of the Option Holder.

                               18.        TAX CONSEQUENCES.  The Option Holder
                                          ----------------
shall consult his own tax advisers regarding the tax consequences to him of any particular exercise of the Option or sale of Option shares.

                               19.        ENTIRE AGREEMENT.  Although this
                                          ----------------
Option is not granted under the Plan, the provisions of the Plan, except for Sections 2, 4 and 12 thereof, are incorporated herein by reference and are a part of this Agreement. The Plan and this Agreement constitute the entire agreement between the parties relating to the grant of the Options contemplated hereby and supersedes all prior and contemporaneous agreements, both written and oral, with respect to the subject matter hereof. In the event of conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling.

                               IN WITNESS WHEREOF, the Company has caused this
Agreement to be signed by its duly authorized officer and the Option Holder has duly signed this Agreement as of the day and year first above-written.



                                        BENIHANA INC.



                                        By: /s/ Joel A. Schwartz
                                           ----------------------------------
                                        Name:   Joel A. Schwartz
                                        Title:  President



                                            /s/ Norman Becker
                                            ----------------------------------
                                                Norman Becker, Option Holder

                                                                   EXHIBIT 4.06

                                  BENIHANA INC.

              INDIVIDUAL STOCK OPTION AGREEMENT FOR NON-ISO OPTIONS





                     STOCK OPTION AGREEMENT, made and entered into as of the 5th day of June, 2003 (the "Date of Grant"), by and between BENIHANA INC., a Delaware corporation (the "Company"), and YOSHIHIRO SANO, a director of the Company (the "Option Holder").

                     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                               1.         OPTION GRANT.  Pursuant to the terms
                                          ------------
and conditions of this Agreement, the Company hereby grants to the Option Holder an Option (the "Option") to purchase 5,000 shares (subject to adjustment as provided in Paragraph 11 of this Agreement) of the Company's Class A Common Stock, par value $.10 a share (the "Class A Stock").

                               2.         OPTION  PRICE.  The Option exercise
                                          -------------
price of the shares of Class A Stock covered by the Option shall be $13.22 per share.

                               3.         TIME OF  EXERCISE.  The Option shall
                                          -----------------
become exercisable with respect to 1,666 shares of Class A Stock on the date hereof, with respect to an additional 1,667 shares of Class A Stock commencing one year from the date hereof; and with respect to the remaining 1,667 shares of Class A Stock commencing two years from the date hereof. The Option may be exercised from time to time and at any time or times prior to its expiration with respect to all, or any whole number, of the shares of stock for which it shall have become exercisable, subject however, to the provisions of Paragraphs 9 and 10 of this Agreement as to earlier expiration of the Option by reason of the Option Holder's death or termination of his services as a director. No omission to exercise the Option with respect to any shares shall result in lapse of the Option with respect thereto until the Option has expired as provided in this Agreement.

                               4.         EXPIRATION OF OPTION.  Subject to the
                                          --------------------
provisions of Paragraphs 9 and 10 of this Agreement, the Option shall expire at 5:00 P.M. (New York City time) ten (10) years from the date hereof.

                               5.         MANNER OF EXERCISING OPTION.  The
                                          ---------------------------
Option is exercisable only by written notice to the Company substantially in the form of that attached to this Agreement as Exhibit A. Such notice shall be accompanied by a certified or cashiers check, or postal or express money order payable to the Company in payment of the full Option price for the number of Shares as to which the Option is being exercised; provided, however, that in lieu of payment in full in cash, the Option Holder may, with the approval of the Company's Board of Directors (the "Board"), pay the Option price (or balance thereof) by tendering to the Company shares of the Company's Class A Stock owned by him and having a fair market value (as determined by the Board in its absolute discretion) equal to the cash Option price (or balance thereof) for the number of Shares as to which the Option is being exercised.

                               6.         RIGHTS AS STOCKHOLDER.  The Option
                                          ---------------------
Holder shall have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to him for such shares. No adjustments shall be made for dividends or other rights for which the record date is prior to the date of issuance of such certificate or certificates.

                               7.         PURCHASE FOR INVESTMENT.  The Option
                                          -----------------------
Holder represent that he is accepting the Option for his own account for investment and with no intention of distributing or selling the shares covered by the Option. The Option Holder agrees that, at such time or times as he exercises the Option and as a condition of its exercise, if so requested by the Board or Committee, he shall deliver to the Company a written representation (in form acceptable to the Board or Committee) that the shares as to which the Option Holder is exercising the Option are being purchased for investment and not with a view to their distribution, together with such other or additional representations and agreements and information as the Board or Committee deems necessary or desirable to assure compliance by the Company, on terms acceptable to it, with the provisions of the Securities Act of 1933 and any other applicable legal requirements, and the Option Holder also agrees that the certificates representing the shares covered by the Option shall each bear a legend in substantially the following form:

                     "The Shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be pledged or hypothecated and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the shares or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend."

                               8.         NON-ASSIGNABILITY.  During the
                                          -----------------
lifetime of the Option Holder, the Option may be exercised only by him, and the Option evidenced by this Agreement is not assignable or transferable except by will or by the laws of descent and distribution.

                               9.         TERMINATION OF SERVICE.  No option
                                          ----------------------
shall be exercisable after the date which is three months after the date upon which the Option Holder ceases to serve as a director of the Company for any reason including death, disability or resignation, except that in the even such termination results from the death of the Option Holder, an Option may be exercised at any time within three months after the appointment and qualification of the Option Holder's legal representative, but in each case prior to the expiration of the form of the Option, with respect to any or all shares for which the Option Holder could have exercised prior to the date of termination. Nothing in this Agreement, or the Option, shall confer on the Option Holder any right to continue in the employ of or perform services for the Company or any subsidiary, or interfere in any way with the right of the Company or any subsidiary to terminate his services at any time.

                               10.        DEATH OF OPTION HOLDER.  In the event
                                          ----------------------
of the death of the Option Holder while a director of the Company, the Option may be exercised, to the extent of the number of shares to which the deceased Option Holder could have exercised it on the date of his death, by the deceased's estate, a personal representative or a beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder.

                               11.        CAPITAL ADJUSTMENTS.  The number of
                                          -------------------
shares of Class A Stock covered by the Option, and the Option price thereof, shall be subject to such adjustment as the Board may deem appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, liquidation, or the like, of or by the Company. In the event the Company is merged or consolidated with another corporation (but subject to any required action by stockholders), the Option shall pertain to the securities to which a holder of the number of shares of Class A Stock subject to the Option would have been entitled pursuant to such merger or consolidation.

                               12.        RESTRICTION OF EXERCISE.  If at any
                                          -----------------------
time the Board or the Committee determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of such shares hereunder, the Option mat not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee, and any delay caused thereby shall in no way affect the date of expiration of the Option. The Option Holder shall have no rights against the Company if the Option is not exercisable or its exercise is delayed by virtue of the foregoing sentence.

                               13.        WITHHOLDING TAXES.  The Company shall
                                          -----------------
have the right to require the Option Holder to remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any certificate or certificates for shares purchased by the Option Holder upon exercise of the Option.

                               14.        AMENDMENTS.  This Agreement shall be
                                          ----------
subject to any duly authorized amendments applicable to options issued under the Company's 2003 Directors' Stock Option Plan (the "Plan"), to the extent and as provided in Section 13 of the Plan.

                               15.        NOTICES.  Notices under this Agreement
                                          -------
shall be in writing and, if to the Company, shall be delivered personally to the Secretary or any Assistant Secretary of the Company or mailed to the then principal office of the Company, addressed to the attention of the Secretary and, if to the Option Holder, shall be delivered personally or mailed to the Option Holder at his address as the same shall appear on the records of the Company.

                               16.        INTERPRETATION.  All decisions and
                                          --------------
interpretations made by the Board with regard to any question arising under this Agreement or the Plan shall be binding and conclusive on the Company and the Option Holder.

                               17.        SUCCESSORS AND ASSIGNS.  This
                                          ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company and, to the extent provided in Paragraphs 8 and 10 of this Agreement, the estate, personal representatives and beneficiaries of the Option Holder.

                               18.        TAX CONSEQUENCES.  The Option Holder
                                          ----------------
shall consult his own tax advisers regarding the tax consequences to him of any particular exercise of the Option or sale of Option shares.

                               19.        ENTIRE AGREEMENT.  Although this
                                          ----------------
Option is not granted under the Plan, the provisions of the Plan, except for Sections 2, 4 and 12 thereof, are incorporated herein by reference and are a part of this Agreement. The Plan and this Agreement constitute the entire agreement between the parties relating to the grant of the Options contemplated hereby and supersedes all prior and contemporaneous agreements, both written and oral, with respect to the subject matter hereof. In the event of conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling.

                               IN WITNESS WHEREOF, the Company has caused this
Agreement to be signed by its duly authorized officer and the Option Holder has duly signed this Agreement as of the day and year first above-written.


                                       BENIHANA INC.



                                       By: /s/ Joel A. Schwartz
                                          -------------------------------------
                                               Joel A. Schwartz
                                               President



                                           /s/ Yoshihiro Sano
                                          -------------------------------------
                                               Yoshihiro Sano, Option Holder

                                                                   EXHIBIT 4.07

                                  BENIHANA INC.

              INDIVIDUAL STOCK OPTION AGREEMENT FOR NON-ISO OPTIONS





                     STOCK OPTION AGREEMENT, made and entered into as of the 5th day of June, 2003 (the "Date of Grant"), by and between BENIHANA INC., a Delaware corporation (the "Company"), and ROBERT B. STURGES, a director of the Company (the "Option Holder").

                     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                               1.         OPTION GRANT.  Pursuant to the terms
                                          ------------
and conditions of this Agreement, the Company hereby grants to the Option Holder an Option (the "Option") to purchase 5,000 shares (subject to adjustment as provided in Paragraph 11 of this Agreement) of the Company's Class A Common Stock, par value $.10 a share (the "Class A Stock").

                               2.         OPTION  PRICE.  The Option  exercise
                                          -------------
price of the shares of Class A Stock covered by the Option shall be $13.22 per share.

                               3.         TIME OF  EXERCISE.  The Option shall
                                          -----------------
become exercisable with respect to 1,666 shares of Class A Stock on the date hereof, with respect to an additional 1,667 shares of Class A Stock commencing one year from the date hereof; and with respect to the remaining 1,667 shares of Class A Stock commencing two years from the date hereof. The Option may be exercised from time to time and at any time or times prior to its expiration with respect to all, or any whole number, of the shares of stock for which it shall have become exercisable, subject however, to the provisions of Paragraphs 9 and 10 of this Agreement as to earlier expiration of the Option by reason of the Option Holder's death or termination of his services as a director. No omission to exercise the Option with respect to any shares shall result in lapse of the Option with respect thereto until the Option has expired as provided in this Agreement.

                               4.         EXPIRATION OF OPTION.  Subject to the
                                          --------------------
provisions of Paragraphs 9 and 10 of this Agreement, the Option shall expire at 5:00 P.M. (New York City time) ten (10) years from the date hereof.

                               5.         MANNER OF EXERCISING OPTION.  The
                                          ---------------------------
Option is exercisable only by written notice to the Company substantially in the form of that attached to this Agreement as Exhibit A. Such notice shall be accompanied by a certified or cashiers check, or postal or express money order payable to the Company in payment of the full Option price for the number of Shares as to which the Option is being exercised; provided, however, that in lieu of payment in full in cash, the Option Holder may, with the approval of the Company's Board of Directors (the "Board"), pay the Option price (or balance thereof) by tendering to the Company shares of the Company's Class A Stock owned by him and having a fair market value (as determined by the Board in its absolute discretion) equal to the cash Option price (or balance thereof) for the number of Shares as to which the Option is being exercised.

                               6.         RIGHTS AS STOCKHOLDER.  The Option
                                          ---------------------
Holder shall have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to him for such shares. No adjustments shall be made for dividends or other rights for which the record date is prior to the date of issuance of such certificate or certificates.

                               7.         PURCHASE FOR INVESTMENT.  The Option
                                          -----------------------
Holder represent that he is accepting the Option for his own account for investment and with no intention of distributing or selling the shares covered by the Option. The Option Holder agrees that, at such time or times as he exercises the Option and as a condition of its exercise, if so requested by the Board or Committee, he shall deliver to the Company a written representation (in form acceptable to the Board or Committee) that the shares as to which the Option Holder is exercising the Option are being purchased for investment and not with a view to their distribution, together with such other or additional representations and agreements and information as the Board or Committee deems necessary or desirable to assure compliance by the Company, on terms acceptable to it, with the provisions of the Securities Act of 1933 and any other applicable legal requirements, and the Option Holder also agrees that the certificates representing the shares covered by the Option shall each bear a legend in substantially the following form:

                     "The Shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be pledged or hypothecated and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the shares or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend."

                               8.         NON-ASSIGNABILITY.  During the
                                          -----------------
lifetime of the Option Holder, the Option may be exercised only by him, and the Option evidenced by this Agreement is not assignable or transferable except by will or by the laws of descent and distribution.

                               9.         TERMINATION OF SERVICE.  No option
                                          ----------------------
shall be exercisable after the date which is three months after the date upon which the Option Holder ceases to serve as a director of the Company for any reason including death, disability or resignation, except that in the even such termination results from the death of the Option Holder, an Option may be exercised at any time within three months after the appointment and qualification of the Option Holder's legal representative, but in each case prior to the expiration of the form of the Option, with respect to any or all shares for which the Option Holder could have exercised prior to the date of termination. Nothing in this Agreement, or the Option, shall confer on the Option Holder any right to continue in the employ of or perform services for the Company or any subsidiary, or interfere in any way with the right of the Company or any subsidiary to terminate his services at any time.

                               10.        DEATH OF OPTION HOLDER.  In the event
                                          ----------------------
of the death of the Option Holder while a director of the Company, the Option may be exercised, to the extent of the number of shares to which the deceased Option Holder could have exercised it on the date of his death, by the deceased's estate, a personal representative or a beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder.

                               11.        CAPITAL ADJUSTMENTS.  The number of
                                          -------------------
shares of Class A Stock covered by the Option, and the Option price thereof, shall be subject to such adjustment as the Board may deem appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, liquidation, or the like, of or by the Company. In the event the Company is merged or consolidated with another corporation (but subject to any required action by stockholders), the Option shall pertain to the securities to which a holder of the number of shares of Class A Stock subject to the Option would have been entitled pursuant to such merger or consolidation.

                               12.        RESTRICTION OF EXERCISE.  If at any
                                          -----------------------
time the Board or the Committee determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of such shares hereunder, the Option mat not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee, and any delay caused thereby shall in no way affect the date of expiration of the Option. The Option Holder shall have no rights against the Company if the Option is not exercisable or its exercise is delayed by virtue of the foregoing sentence.

                               13.        WITHHOLDING TAXES.  The Company shall
                                          -----------------
have the right to require the Option Holder to remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any certificate or certificates for shares purchased by the Option Holder upon exercise of the Option.

                               14.        AMENDMENTS.  This Agreement shall be
                                          ----------
subject to any duly authorized amendments applicable to options issued under the Company's 2003 Directors' Stock Option Plan (the "Plan"), to the extent and as provided in Section 13 of the Plan.

                               15.        NOTICES.  Notices under this Agreement
                                          -------
shall be in writing and, if to the Company, shall be delivered personally to the Secretary or any Assistant Secretary of the Company or mailed to the then principal office of the Company, addressed to the attention of the Secretary and, if to the Option Holder, shall be delivered personally or mailed to the Option Holder at his address as the same shall appear on the records of the Company.

                               16.        INTERPRETATION.  All decisions and
                                          --------------
interpretations made by the Board with regard to any question arising under this Agreement or the Plan shall be binding and conclusive on the Company and the Option Holder.

                               17.        SUCCESSORS AND ASSIGNS.  This
                                          ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company and, to the extent provided in Paragraphs 8 and 10 of this Agreement, the estate, personal representatives and beneficiaries of the Option Holder.

                               18.        TAX CONSEQUENCES.  The Option Holder
                                          ----------------
shall consult his own tax advisers regarding the tax consequences to him of any particular exercise of the Option or sale of Option shares.

                               19.        ENTIRE AGREEMENT.  Although this
                                          ----------------
Option is not granted under the Plan, the provisions of the Plan, except for Sections 2, 4 and 12 thereof, are incorporated herein by reference and are a part of this Agreement. The Plan and this Agreement constitute the entire agreement between the parties relating to the grant of the Options contemplated hereby and supersedes all prior and contemporaneous agreements, both written and oral, with respect to the subject matter hereof. In the event of conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling.

                               IN WITNESS WHEREOF, the Company has caused this
Agreement to be signed by its duly authorized officer and the Option Holder has duly signed this Agreement as of the day and year first above-written.


                                    BENIHANA INC.



                                    By: /s/ Joel A. Schwartz
                                       ----------------------------------------
                                            Joel A. Schwartz
                                            President


                                        /s/ Robert B. Sturges
                                       ----------------------------------------
                                            Robert B. Sturges, Option Holder

                                                                   EXHIBIT 5.01


           [Letterhead of Dornbush Mensch Mandelstam & Schaeffer, LLP]


                                                      August 27, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                               Re:        Benihana Inc.
                                          Registration Statement on Form S-8
                                          ----------------------------------

Gentlemen:

           We have been requested by Benihana Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 1,905,703 shares (the "Shares") of the Company's Class A Common Stock, par value $.10 (the "Class A Stock"), 1,584,203 of which Shares may be issued by the Company pursuant to the Company's 2000 Employees Class A Stock Option Plan (the "Employees Plan"), which was approved by the stockholders of the Company at its Annual Meeting of Stockholders held August 3, 2000, 300,000 of which Shares may be issued by the Company pursuant to the Company's 2003 Directors' Stock Option Plan (the "Directors' Plan") which was approved by the stockholders of the Company at its Annual Meeting of Stockholders held August 21, 2003, and 21,500 of which shares may be issued by the Company pursuant to non-plan stock option agreements (collectively, the "Option Agreements") between the Company and certain of its directors.

           In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, the Employees Plan, the Directors' Plan, the Option Agreements, copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

           Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Employees Plan, the Directors' Plan and the Option Agreements, respectively, will be duly authorized, legally issued, fully paid and non-assessable.

Securities and Exchange Commission
August 27, 2003
Page 2



           We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.

           We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,
                                      /s/ Dornbush Mensch Mandelstam
                                          & Schaeffer, LLP
                                          DORNBUSH MENSCH MANDELSTAM
                                          & SCHAEFFER, LLP

                                                                  EXHIBIT 23.02








INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Benihana Inc. on Form S-8 of our report dated May 15, 2003, incorporated by reference in the Annual Report on Form 10-K of Benihana Inc. for the year ended March 30, 2003.



Deloitte & Touche LLP

Miami, Florida
August 28, 2003